Exhibit 99.1

PRESS RELEASE

Rambus to Acquire Silicon IP and Secure Protocols Business from Verimatrix, Creating Global Authority in Semiconductor Security IP

Highlights:

•	Combined products and expertise to create industry’s most comprehensive portfolio of silicon-proven security IP and chip provisioning solutions

•	Augments mission-critical, hardware-based security solutions for data center, artificial intelligence (AI), networking, IoT and automotive applications

•	Expands global reach to provide security solutions worldwide

SUNNYVALE, Calif. – September 3, 2019 – Rambus Inc. (NASDAQ: RMBS), a premier silicon IP and chip provider making data faster and safer, today announced it has entered into an exclusivity agreement to acquire the Silicon IP, Secure Protocols and Provisioning business from Verimatrix, formerly Inside Secure, a global provider of security and analytics solutions that protect devices, services and applications. The parties intend to enter into an asset purchase agreement with respect to the proposed transaction upon completion of certain pre-conditions. With this acquisition, the world-class embedded security teams from Verimatrix and Rambus will bring together their 25-year histories of developing leading-edge security IP. Hardware-based security has become mission critical for protecting the SoCs and devices in demanding applications such as AI, Networking, IoT and Automotive. The integrated portfolio of products, which will combine the secure silicon IP and provisioning solutions from both companies, will create the most comprehensive silicon-proven security IP offering in the industry.

“The embedded security team at Verimatrix has a well-recognized and long-standing history of providing security at the heart of SoCs,” said Luc Seraphin, president and CEO of Rambus. “Their combination of products and expertise is highly complementary to our existing business and will expand our global reach for our worldwide security customer base.”

“The Silicon IP, Secure Protocols and Provisioning business from Verimatrix is at the forefront of securing connected semiconductors,” said Amedeo D’Angelo, chairman and CEO of Verimatrix. “Integrating the Verimatrix embedded security team into Rambus, a recognized leader in hardware-based security, will deliver the most comprehensive portfolio of security solutions in the industry.”

With the growing threat environment, it is imperative to protect complex electronic systems at their foundation with hardware-based security IP solutions, including crypto cores, hardware root of trust, and high-speed protocol engines. This acquisition will enable Rambus to provide solutions to address our customer’s security challenges with the most resilient and deployable embedded security on the market.

The transaction is expected to close this year and will be subject to customary signing and closing conditions.

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About Rambus Inc.

Dedicated to making data faster and safer, Rambus creates innovative hardware, software and services that drive technology advancements from the data center to the mobile edge. Our architecture licenses, IP cores, chips, software, and services span memory and interfaces, security, and emerging technologies to positively impact the modern world. We collaborate with the industry, partnering with leading chip and system designers, foundries, and service providers. Integrated into tens of billions of devices and systems, our products and technologies power and secure diverse applications, including Big Data, Internet of Things (IoT) security, mobile payments, and smart ticketing. For more information, visit rambus.com.

Source: Rambus Inc.

Press Contacts:

Cori Pasinetti

Rambus Corporate Communications

t: (408) 462-8306

cpasinetti@rambus.com

Forward-looking statements

Information set forth in this press release, including statements as to Rambus’ outlook and statements as to the expected timing, completion and effects of the proposed acquisition of certain assets of Verimatrix, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These statements are based on various assumptions and the current expectations of the management of Rambus and may not be accurate because of risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, or what effect they will have on the operations or financial condition of Rambus or Verimatrix. Forward-looking statements included herein are made as of the date hereof, and Rambus undertakes no obligation to publicly update or revise any forward-looking statement unless required to do so by federal securities laws.

Major risks, uncertainties and assumptions include, but are not limited to: the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing and completion of the transaction; statements of the plans, strategies and objectives of Rambus for future operations; any statements regarding anticipated operational and financial results; any statements of expectation or belief; the risk that disruptions from the transaction will harm Rambus’ business; other factors described under “Risk Factors” in Rambus’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and any statements of assumptions underlying any of the foregoing. It is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.